Exhibit 10.13

SOUTH CAROLINA BANK AND TRUST, NATIONAL ASSOCIATION
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

This Supplemental Executive Retirement Agreement (the “Agreement”) is adopted this 1st day of November, 2006, by and between SOUTH CAROLINA BANK AND TRUST, NATIONAL ASSOCIATION, a national commercial bank located in Orangeburg, South Carolina (the “Bank”) and JOHN WINDLEY (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	“Base Benefit Amount” means, with respect to the Employee, a maximum annual benefit of Fifty Thousand Dollars ($50,000).

1.2	“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3
“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4	“Board” means the Board of Directors of the Bank as from time to time constituted.

1.5	“Change in Control” means:
(1)
Any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company or (B) Employee or a group of persons including Employee, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the common voting stock of the Holding Company, the Bank or their successors;

(2)
There shall be any consolidation or merger of the Holding Company or the Bank in which such entity is not the continuing or surviving corporation or as a result of which the holders of the voting capital stock of the Holding Company or the Bank (as the case may be) immediately prior to the consummation of the transaction do not own more than 50% of the voting capital stock of the surviving corporation; or

(3)	There occurs the sale of all or substantially all of the stock of the Bank or of the assets of the Holding Company or the Bank.

1.6	“Code” means the Internal Revenue Code of 1986, as amended.

1.7
“Current Benefit Level” means an initial benefit amount of Thirty Two Thousand Four Hundred Seventy Nine Dollars ($32,479) for the first Plan Year inflated at an annual rate of four percent (4%) until Normal Retirement Age with a maximum benefit equal to the Base Benefit Amount.

1.8
“Disability” means Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration’s or the provider’s determination.

1.9
“Early Termination” means Separation from Service before Normal Retirement Age except when such Separation from Service occurs: (i) following a Change in Control; or (ii) due to death, Disability, or Termination for Cause.

1.10	“Effective Date” means July 1, 2006.

1.11	“Holding Company” means SCBT Financial Corporation or such successor corporation.

1.12
“Net Income” means net income of the Holding Company, after taxes, determined using generally accepted accounting principles (GAAP) consistently applied by the certified public accountants retained by the Holding Company.

1.13	“Normal Retirement Age” means the Executive attaining age sixty-five (65).

1.14	“Normal Retirement Date” means the later of Normal Retirement Age or Separation from Service.

1.15	“Plan Administrator” means the plan administrator described in Article 6.

1.16
“Performance Ratio” is a fraction whereby the numerator is (a) the Net Income of the Holding Company and the book value of the total assets of the Holding Company determined as of the end of the Plan Year immediately preceding the occurrence of a distribution event as set forth in Article 2 or 3 and the denominator is (b) the Projected Net Income and Projected Total Assets as set forth in Exhibit A to this Agreement, determined as of the end of the Plan Year immediately preceding such distribution event. In no event shall the Performance Ratio be greater than one (1).

1.17
“Plan Year” means each twelve-month period commencing on July 1 and ending on June 30 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following June 30.

1.18
“Separation from Service” means the termination of the Executive’s employment with the Bank for reasons other than death. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Bank and the Executive intended for the Executive to provide significant services for the Bank following such termination. A termination of employment will not be considered a Separation from Service if:

(a)
the Executive continues to provide services as an employee of the Bank at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)
the Executive continues to provide services to the Bank in a capacity other than as an employee of the Bank at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

1.19
“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise.

1.20
“Termination for Cause” means Separation from Service for (1) the repeated failure of Employee to perform the responsibilities and duties for which he has been employed; (2) the commission of an act by Employee constituting dishonesty or fraud against the Holding Company or the Bank; (3) the conviction for or the entering of a guilty or no contest plea with respect to a felony; (4) habitual absenteeism, chronic alcoholism or any other form of substance abuse; or (5) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Holding Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Holding Company or any of its affiliates.

Article 2
Distributions During Lifetime

2.1	Normal Retirement Benefit. Upon the Normal Retirement Date, the Bank shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.
2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is equal to (a) the Base Benefit Amount, multiplied by (b) the applicable Performance Ratio.

2.1.2
Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Normal Retirement Date. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.2	Early Termination Benefit. Upon Early Termination, the Bank shall distribute to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1
Amount of Benefit. The annual benefit under this Section 2.2 is equal to (a) the Current Benefit Level, determined as of the end of the Plan Year immediately preceding the Executive’s Early Termination, multiplied by (b) the applicable Performance Ratio multiplied by (c) the applicable Vesting Percentage. For purposes of this Section 2.2, the Vesting Percentage shall be determined as follows:

Date Ranges	Vesting Percentage
Jul 1, 2006 - Jun 29, 2007	0%
Jun 30, 2007 - Jun 29, 2008	10%
Jun 30, 2008 - Jun 29, 2009	20%
Jun 30, 2009 - Jun 29, 2010	30%
Jun 30, 2010 - Jun 29, 2011	40%
Jun 30, 2011 - Jun 29, 2012	50%
Jun 30, 2012 - Jun 29, 2013	60%
Jun 30, 2013 - Jun 29, 2014	70%
Jun 30, 2014 - Jun 29, 2015	80%
Jun 30, 2015 - Jun 29, 2016	90%
Jun 30, 2016 or Later	100%

2.2.2
Distribution of Benefit. The Bank shall distribute the benefit to the Executive in twelve (12) equal monthly installments commencing the first day of the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.3
Disability Benefit. If the Executive experiences a Disability which results in a Separation from Service prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1
Amount of Benefit. The annual benefit under this Section 2.3 is equal to (a) One Hundred Percent (100%) of the Current Benefit Level, determined as of the end of the Plan Year immediately preceding the Executive’s Separation from Service, multiplied by (b) the applicable Performance Ratio.

2.3.2
Distribution of Benefit. The Bank shall distribute the benefit to the Executive in twelve (12) equal monthly installments commencing the first day of the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.4
Change in Control Benefit. Upon a Change in Control followed by a Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1	Amount of Benefit. The benefit under this Section 2.4 is the Base Benefit Amount.

2.4.2
Distribution of Benefit.  The Bank shall distribute the benefit to the Executive in twelve (12) equal monthly installments commencing the first day of the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.4.3
Establishment of a Domestic Grantor Trust upon a Change in Control. Upon a Change in Control, the Bank shall establish a domestic grantor trust which shall be used exclusively for the funding of benefits under the South Carolina Bank and Trust, Supplemental Executive Retirement Agreement and satisfying the claims of general creditors of the Bank in the event the Bank becomes insolvent.

2.5
Restriction on Timing of Distribution.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Separation from Service under such procedures as established by the Bank in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service. Therefore, in the event this Section 2.5 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Separation from Service shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Separation from Service. All subsequent distributions shall be paid in the manner specified.

2.6
Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any portion of the amount accrued by the Bank with respect to the Bank’s obligations hereunder into the Executive’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the vested amount the Bank has accrued with respect to the Bank’s obligations hereunder, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.7
Change in Form or Timing of Distributions.  For distribution of benefits under this Article 2, the Executive and the Bank may, subject to the terms of Section 8.1, amend the Agreement to delay the timing or change the form of distributions.  Any such amendment:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;
(b)	must, for benefits distributable under Section 2.2, 2.3 and 2.4 be made at least twelve (12) months prior to the first scheduled distribution;
(c)
must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the amendment is made.

Article 3
Distribution at Death

3.1
Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall distribute to the Beneficiary the benefit described in this Section 3.1. These benefits shall be distributed in lieu of the benefits under Article 2.

3.1.1	Amount of Benefit. The benefits under this Section 3.1 are equal to:
(a)	the Base Benefit Amount; plus
(b)	Two Hundred Fifty Thousand Dollars ($250,000).

3.1.2	Distribution of Benefit. The Bank shall distribute the benefits described in Section 3.1.1 as follows:
(a)
the benefit described in Section 3.1.1(a) shall be distributed to the Executive’s Beneficiary in twelve (12) equal monthly installments for ten (10) years commencing within thirty (30) days of receipt by the Bank of the Executive’s death certificate; plus

(b)	the benefit described in Section 3.1.1(b) shall be distributed to the Executive’s Beneficiary in a lump sum within thirty (30) days of receipt by the Bank of the Executive’s death certificate.

3.2
Death During Distribution of a Benefit. If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the Executive had the Executive survived.

3.3
Death After Separation from Service But Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Bank shall distribute to the Beneficiary the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Bank of the Executive’s death certificate.

Article 4
Beneficiaries

4.1
Beneficiary. The Executives shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefit distributions under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other plan of the Bank in which the Executive participates.

4.2
Beneficiary Designation: Change. The Executives shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4
No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the Executive's estate.

4.5
Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

Article 5
General Limitations

5.1
Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive’s employment with the Bank is terminated due to a Termination for Cause.

5.2
Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

5.3
Forfeiture Provision. The Executive’s benefits under this Agreement shall be forfeited upon the Executive’s entering into “competition” with the Bank at any time during the eighteen (18) month period after his employment is terminated for any reason. For purposes of this section, “competition” shall mean the Executive’s engaging in any manner, directly or indirectly, individually, as a stockholder, partner, member, consultant, or agent of any company or other business organization or otherwise that engages in the development, marketing, selling or maintenance of any line of business that the Bank actively conducts (the “Company Business”) in any county in which the Holding Company, the Bank or an affiliated entity has an office or facility (the “Noncompete Area”).

Notwithstanding the previous sentence, “competition” shall not include the Executive’s ownership of no more than two percent (2%) of the debt or equity securities of corporations listed on a registered securities exchange that directly or indirectly engage in the Company Business in the Noncompete Area. In addition, the provisions of this Section 5.4 shall not apply if the Executive is terminated after a Change in Control (as defined in Section 1.5) for reasons other than Cause.

Article 6
Administration of Agreement

6.1
Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administra-tion of this Agreement and (ii) decide or resolve any and all ques-tions including interpretations of this Agreement, as may arise in connection with the Agreement to the extent the exercise of such discretion and authority does not conflict with Section 409A of the Code and regulations thereunder.

6.2
Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

6.3
Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.4
Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5
Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circum-stances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

6.6
Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

Article 7
Claims And Review Procedures

7.1
Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

7.1.1
Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

7.1.2
Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.1.3
Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Agreement on which the denial is based;
(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and
(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

7.2.1
Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

7.2.2
Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

7.2.3
Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

7.2.4
Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, which an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.2.5
Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Agreement on which the denial is based;
(c)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 8
Amendments and Termination
8.1
Amendments. This Agreement may be amended only by a written agreement signed by the Bank and the Executive. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative or tax law, including without limitation Section 409A of the Code and any and all regulations and guidance promulgated thereunder.

8.2
Plan Termination Generally. The Bank may unilaterally terminate this Agreement at any time. The benefit shall be the amount accrued by the Bank with respect to the Bank’s obligations hereunder. Except as provided in Section 8.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

8.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, if the Bank terminates this Agreement in the following circumstances:

(a)
Within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)
Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)
Upon the Bank’s termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination;

the Bank may distribute the vested amount accrued by the Bank with respect to the Bank’s obligations hereunder, to the Executive in a lump sum subject to the above terms.

Article 9
Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

9.2
No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4
Tax Withholding and Reporting. The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies). Further, the Bank shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

9.5	Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

9.6
Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7
Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor bank.

9.8
Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9
Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10
Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative acts do not violate Section 409A of the Code.

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12
Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13
Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

South Carolina Bank and Trust, National Association
Attn: CEO 520 Gervais Street
Columbia, SC 29201

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

9.14
Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

9.15
Assignment.  This Agreement can be assigned in the Bank's sole discretion by the Bank to the Holding Company or any other subsidiary of the Holding Company.  In any such event, all references herein to the term "Bank" shall mean the entity to which this Agreement is assigned.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

Executive:	BANK:

South Carolina Bank and Trust,
National Association

/s/ John Windley	By /s/ Robert R. Hill, Jr.
John Windley
Title Chief Executive Officer

EXHIBIT A

As of December 31, 2002, the Net Income of the Holding Company is $13,834,000 and the book value of total assets of the Holding Company is $1,144,948,000. Assuming Net Income grows at 6% and that the book value of total assets of the Holding Company grows at 7%, Projected Net Income and Projected Total Assets are as follows:

Date	Projected Net Income	Projected Total Assets
Dec 31, 2003	14,664,040	1,225,094,360
Dec 31, 2004	15,543,882	1,310,850,965
Dec 31, 2005	16,476,515	1,402,610,533
Dec 31, 2006	17,465,106	1,500,793,270
Dec 31, 2007	18,513,013	1,605,848,799
Dec 31, 2008	19,623,793	1,718,258,215
Dec 31, 2009	20,801,221	1,838,536,290
Dec 31, 2010	22,049,294	1,967,233,830
Dec 31, 2011	23,372,252	2,104,940,198
Dec 31, 2012	24,774,587	2,252,286,012
Dec 31, 2013	26,261,062	2,409,946,033
Dec 31, 2014	27,836,726	2,578,642,255
Dec 31, 2015	29,506,930	2,759,147,213
Dec 31, 2016	31,277,345	2,952,287,518
Dec 31, 2017	33,153,986	3,158,947,644